Exhibit 99
Event ID: 1220751
Event Name: TD Banknorth Inc. at Cohen Brothers & Co. Second Annual Investors
Conference
Event Date: 2006-03-14T16:35:00 UTC
C: Bill Ryan; TD Banknorth Inc.; Chairman, CEO, President
C: Lee Calfo; Cohen Bros. & Company; Analyst, Event Moderator
P: Unidentified Audience Member;;
+++ presentation
Lee Calfo: We’re very happy to, Chris Stulpin and myself, Lee Calfo covering TD Banknorth. We’re very happy to have Jeff Nathanson and Bill Ryan, Chairman and CEO of TD Banknorth here to talk to you. They are certainly a northeast banking powerhouse and with the announcements in recent days, even more scarce, in terms of what’s going on in their market.
So I would like to have Mr. Ryan get up and speak. Now, I will say that it’s been a pleasure covering TD Banknorth. Bill is very candid and honest. He doesn’t duck any questions, so make sure please, make my job easier, and ask him some tough ones. Here’s Bill.
Bill Ryan: Good morning, and thank you for being here. I’ll try to be as honest and direct as I’m supposed to be I guess. So, we’ll get started. I wanted to first, for some of you, you may not be as familiar with the company, so let me tell you about the company first, and I’ll do that quickly. There you go. TD Banknorth, who are we? We are headquartered in Portland, Maine. We’re owned by Toronto-Dominion now. Toronto-Dominion bought a 51% stake in the company last year. It’s now up to about 55% of the Company with a plan to buy the rest of the company over the next few years.
Over 9,000 employees now, $40 billion in assets. I’ll share with you the story of how we got there. About 1.5 million households, over 2 million customers, pretty diversified loan and deposit portfolio, a classic vanilla bank. We don’t do anything unique or different. We fight hard for deposits and fight just as hard to get the loans. So, it’s a—really a blocking and tackling commercial bank headquartered in New England.
Community-based model, community banking to me doesn’t mean you’re small so you’re a community bank. It means you give extraordinary service when you can and you make the decisions as locally as possible. Hard at our size to continue to be a community bank at $40 billion. I find now where I used to be the underdog in communities, now I’m the 2,000-pound gorilla in some communities. But we still work hard at it and it still continues to work for us. I really characterize us as a bank that’s too big to be small but too small to be big. It works very well, have all the sophisticated products of a bigger company but still make the decisions as locally as possible. And we’re poised for growth. We’ve had a growth model in place for the last few years, and I’ll share that with you. So, a company you’ll probably become more familiar with over the next few years if you’re not already.
A quick history of the company, the Company went public in 1986, acquired its first bank outside of Maine in 1989. Really in 1985, five small savings banks in Maine got together to form a behemoth $800 million company to compete in northern Maine. It worked out fairly well and has grown since then. From the year 2001, we’ve grown from $2 billion in deposits to over $40 billion. I probably shouldn’t leave the story there. I joined the Bank in 1989 when the Bank was failing. The Bank typically, back in those days, if you remember the mid ‘80s, a lot of banks went public. They had a lot of capital in their pockets. It seemed to burn a hole in their pockets so they went out and invested in many condo constructions in New England that really didn’t work very, very well.
So like I always kid, when I joined the bank, I was 6’ 4” with dark black hair. Look at me now. There’s a lot of truth to the hair part of it as we went through it. But we got through okay and by ‘93, we really looked for ways to potentially grow the company. Our sense was there was going to be a need for a bank of size or substance in New England, and in 1993, we were going to give it a try. Again, in 2004, Forbes Magazine picked us as the Best Managed Bank in America. In 2005, we were ranked 25th in business ethics from Business Ethics Magazine, and again, sold 51% to Toronto-Dominion. I’ll get into that a little bit, and now, recently been in the news because we’ve just completed the acquisition of Hudson United Bank.
Hudson United was an $8 billion bank, headquartered now in New Jersey, and we had decided we wanted to come south and really play a part in this metropolitan New York, New Jersey, Philadelphia area, and that’s what we’re doing right now. That transaction was just completed January 31, and we’ll do the conversion of it in May of this year.
We’re running now 600 branches, 748 ATMs, our Wealth Management is a major division of our company. We have about $12 billion in wealth management. For those of you not keeping up with the terminology, that’s the old trust department to the bank and it’s going very, very well for us at $12 billion. We run 25 insurance agency businesses. We’re the largest insurance agency in New England. We have revenues of about—premiums about $550 million, revenues of about $50 million. And what we did early in the—late in the years of 1998, 1999, we were buying insurance agencies throughout New England. These were small agencies, no underwriting, and it worked well for us to be able to offer banking services to customers and also your automobile insurance, homeowner insurance or life insurance for those commercial customers who needed to have more insurance.
We also run 70 Banknorth Investment Group offices. They sell annuities and mutual funds throughout New England. So again, a local bank but a bank of size or substance throughout the New England area. If you were starting a company today, I think that map is probably a pretty good map of the geographies of where you’d like to be. And it’s really fun to explain it to you. In showing these charts to, now my peers at Toronto-Dominion bank, they said, “How come you’re not in northern Maine? You’ve got nothing in northern Maine.” There is nothing in northern Maine for us to be there. If you fish or hunt, you’ll love being there, but we’re really in all the geographies we want to be. We’d like to be south of Boston a little bit more. We’re not there right now today, and we certainly are looking to expand in the metropolitan New York area.
So I feel very good about the franchise we’ve grown. This has come through 26 acquisitions in the last 12 years. So we’ve been very good at acquiring different banking companies.
Again, just to reiterate that community banking model, local decision-making, local owned authorities. We run each state independent. We have a president in each state. We have loan authorities that go to $1 million in each state. Loans above $1 million have to then go through committees, but decisions are made very much in a local way. It costs money to do that. Certainly we’re keeping larger staffs in each state than we might have done. But we’ve finding that if you don’t make decisions in a local way, you’re really not going to be very effective. We really thrive on giving very good service. It’s—we have a missionary zeal for service. I answer my own phone. I have all the trappings of a big CEO with staff running around and doing all the things they should do. But when the phone rings in my office, I answer my phone. And I think that sets a tone for the Company that probably is fairly positive in trying to give good service. I can tell you it’s not always fun answering your own phone. But what can you do? It does send a message to the rest of the 9,000 employees.
Our sweet spot is middle market and small business lending. We’ve won all the awards for SBA lending in New England. And we hire local loan officers away from our competitors. I go to the lenders and say, “Who’s your best competitor?” And they tell us who it is and we go hire that person away. And it works very, very well.
Again, I think many small commercial customers don’t really know the bank that they’re banking with, but they certainly know the loan officer they’re banking with. And many of them will follow a loan officer if that loan officer does change banks. And even though I’d like to think they know who we are, for Maine, the loan officer is really the key. And it’s worked very well for us in hiring away our competitors. It’s kind of having the pick of the litter from that standpoint.
Deposit gathering is a focus of ours. We were the first bank in New England to be opened in a supermarket. We were the first bank in New England to open up on Sundays. That was in 1993. So, we’ve been aggressive at trying to do things that would get deposit customers to want to bank with us. I will not tell you those 20 things we didn’t do well that we failed miserable on. But we do react quickly. So, we’re always trying new approaches and aren’t really reluctant to try things and see if they work, only to quickly change if they don’t work or really, go even harder on the marketing side.
Right now, we have a giveaway. We’re the—we took over the naming rights for the Boston Garden. We’re now the TD Banknorth Garden, and if you open up a checking account at our bank, you’ll get two tickets to a Celtics or a Bruins game. So, we’re doing some things that other people cannot do since we own the Garden. But again, being very aggressive in our approach at moving forth on that basis.
Cross-selling, a key to what we do. Cross-selling has always been difficult on the bank side. We find it a little bit easier owning insurance and investment customers. And those customers really do want to have all of their business with one bank. And that’s been helpful to us. So the cross-sell has increased from 1.87 average services for a household a few years ago up to 3.97 now. So, moving in the right direction but far from being as successful as some companies have been in the cross-sell area.
Some people have really questioned our sale of Banknorth to Toronto-Dominion last year. It was not an easy process to work through. A year later, I’m very happy to be here and tell you about it. But they’ve been extremely helpful. It’s been a very good fit for us. Those of you who own shares got a premium for the 51% ownership. We got Toronto-Dominion to pay a 40% premium on the 51% of the shares that you sold if you were holders. If you kept those three components of it, that is also up 28% in the last year. So we’ve gotten our shareholders 40% for the 51%, and if you kept the TD stock in cash and our stock that was given to you for that 51%, it’s up 28% in the past year, a pretty good return for our shareholders. And that was really our job. I’m the largest individual shareholder of the company, and we have a number of executives who also hold substantial shares.
TD also is paying half of the costs for the naming rights of the TD Banknorth Garden. I could not afford as Banknorth to pay these big premiums that are paid to name the different sporting venues after you. So, we’ve gotten TD to pay half of the $6 million a year for 20 years. Again, a great opportunity to get the name recognition in the Massachusetts area that we need. They’ve paid a premium to give us the cash we needed, $1 billion, to complete the Hudson United deal. When our shares were trading at $30, they paid $31.79 to give us that $1 billion in cash. They’ve guaranteed some sub-debt for us that saved us some money and we do strategic sourcing through them. We had always gotten great discounts to buy computers and pens and pencils. But now, we’re part of a $400 billion company and the discounts are even larger, so we’ve been able to save on the expense side. So there’s been really some nice benefits of being part of Toronto-Dominion Bank.
Oh, that’s fine but if you don’t perform well, it’s all a meaningless discussion here. Our performance has been very strong. You’ve been able to sleep at night. And if you own our shares, you won’t see any unique announcements from us. We’ve had ten consecutive years of cash operating earnings per share growth, profitability on a cash basis of 29%, 1.6 on assets and 51% efficiency ratios. So year in and year out, we’ve found a way to grow the Company successfully without taking a lot of risks, strong core loan and deposit growth. So, it’s really worked very, very well for us. We’re in a marketplace where we tend to be able to grow our loans at 10% a year, year in and year out, grow our deposits at 5% or 6%, year in and year out with really checking accounts growing at over 10% a year. So, it’s really worked very well for us and we’ve felt very comfortable from that standpoint.

We had a management team that really joined the Bank in 1989. We went through a very difficult time in turning the Bank around. So if there’s one problem we will not have again, it’s loan quality. And we really look at superior asset quality as the key to what we’re doing, simply because we can’t go through it again. We don’t have the mental skills or the physical ability to really be able to solve a bank problem. So, you’ll never see us buying a “problem bank” on the asset side. Asset quality is very important to us and we’ll have to watch that. And it’s worked out fairly well. Our numbers are about as low as you’ll see when it comes to charge-offs and also delinquency numbers. They’re very strong.
Here’s some of those numbers. Again, a compound annual growth rate on the loan side of over 13%, year in and year out. On the deposit side, it’s about 11%, so it’s grown very nicely from a small $2 billion company headquartered in Portland, Maine to now a $40 billion company, whose smallest franchise is Maine. So, we’ve gone very nicely, moving through the states of New England. We’re in every New England state except Rhode Island at this point.
Non-interest income, again, a good growth model of over 11%. And there’s three categories of that that you should be aware of. Customer service fees are very substantial to us. Then the trust or wealth management income is the second largest income piece on the non-interest income side. And the insurance agency business is the third. So, where traditionally banks have those customer service fees, we’re able to add that large Wealth Management business of $12 billion and also the Insurance business to get our non-interest income up to about 28% of total income.
Our one- to four-family mortgage portfolio is down to 10% of our loan portfolio now. We just did—it’s a business that’s very good for many people. We have found the numerous rate increases that have occurred in the last few years and our inability to really grow this profitably as a business that we don’t want to be in to a great degree. So we’ve really diminished our one to four-family portfolio and really gone after the small business, commercial loan portfolio and it’s worked very well for us. Efficiency ratios are really very good for a commercial bank, particularly in running it as a statewide franchise in each of the states, so that’s worked very well for us.
Asset quality as I shared with you, over the years again, it’ll never be a problem I suspect at our bank as we continue to watch what we do. It’s a difficult time right now on the loan side. The loan growth at 10% looks a little bit heavy right now. We’re growing the loans probably more in the 6% to 8% range. When you go through this difficult time in banking, this is the time when bankers tend to make some poor decisions. I’ve always kidded with friends of mine that why does—why do banks trade at 70% of the S&P? And the answer I get back after whining and complaining to friends are, “You bankers shoot yourself in the foot and reload very quickly.” And this is during that time when this happens where to grow loans and to grow your income, many banks will look at terms and agreements that don’t make a lot of sense for the future.

I think generally, the banks have been very disciplined this time around and we seem to be competing on rate to a great degree, but I haven’t seen the terms and conditions change yet. Although we are seeing as I’ve heard in other presentations, that certainly insurance companies and REITs are coming back into the loan business in an aggressive way and probably taking some of our good customers away from us. So I think that loan growth at 10% will be a struggle this year for us. Our growth model will probably be closer to that 6% to 8% range. But it’s going to be with loans that are priced correctly and we’re not going to change our terms and conditions. We’re going to stick to our guns.
Charge-offs again, very low number for us. Right now, we have one OREO property in the whole company. And we’re—I know there are some people looking at a—when’s the credit cycle going to turn? I don’t see—I see a strong credit cycle this year. I don’t see charge-offs and delinquencies materializing in 2006 or 2007.
And I can talk that way because if you run a bank, you start to see this early. You see some of your better credits going overdue. And I think there’s a sense then that you’re going to have some problems. We don’t see that. We see a very strong economy. In the regions where we’re in, it’s a great, solid, slow-growth model and it probably will continue that way. Greater Boston is the only market we’re in that has fairly high vacancy rates in—on the commercial side. Their vacancy rates are running at about 15%, but it’s still a market that people aren’t nervous about. Most of the people who own those properties are in at very low fixed rates for long periods of time. So, I think we’re feeling pretty good from an asset quality standpoint for the near future.
Earnings growth, the same way. We finished the year earning $439 million, up substantially. We’re budgeting a nice increase in 2006. And again, I don’t see that changing to any great degree. Again, solid loan deposit bases, good fee income and the growth models to increase customers day in and day out. So I think we’ll be in good shape as we go forth.
EPS growth has been very good too. As you’ll see on a cash basis, up from $2.31 to $2.48. I think that will be at risk in 2006 as we move forth but it’s been a solid growth model so far. But again, we’re coming into a more difficult year as we’ll talk about with you in a second. Five-year stock price, we’ve always traded well. We’re a company that again, people sleep at night comfortably with our stock. We’ve been able to acquire 26 banks over the last 12 years. The management that has been in place has been there for a period of time. After joining the Company, we hired a new management team and nobody has left the Company really since 1993. So, we’ve got the same people in place doing conversions, expanding the team and going forth. And we’ve added additional people. Probably one of our successes, which is probably true of many of the banks you have talked to today, is the consolidation of our industry has left a lot of very good management people available. And that’s something that we’ve taken full advantage of.
There are only two people in the Company today at the senior level that were here before me. And if you talk to our senior management staff, they came from Bank of Boston,

Shawmut, Bay Bank, Fleet Bank, Bank of America, Wells Fargo, Barnett’s Bank, you name the bank, it seems like many of our senior managers worked there. And again, if that consolidating industry hadn’t occurred, I can’t imagine we would have been as successful. As you grow a company from $2 billion up to $40 billion, there’s a management level and experience you need there to grow the company successfully. And again, without the consolidation, we wouldn’t have the level of people we have in the company.
It’s also kind of nice in a way because many of them have come from bigger banks where they were happy when they went there, but over a period of years, they became unhappy with the way the bank was running. So they wanted to come to a bank of substance or size to get that feeling back again that they had when they were with the bank early on. So they know they have to make this bank successful. They have nowhere to go. They’re not going to go back to a big bank, and they can’t go to a small bank because their experience is probably bigger than many of the small banks that they would consider. So, we’ve got them. We’ve got people who need to make this experience work right because they don’t have a lot of choices other than making this company the kind of company that they always wanted to be part of. That’s certainly my story in having come from a bigger bank to run this company.
Successful acquisitions, I’d like to tell that we’re going to grow the bank organically and that’s what we’re going to concentrate on. What we’ve concentrated on over the years is really acquisitions. Having 26 of them in 12 years, you could certainly call us serial acquirers. What we’ve said is very truthful from our standpoint. There are 9,000 banks in America and there’s probably too many banks. There are a number of banks that have done very well. But as we look forward over the next few years, the cost of regulation, the cost of computerization and the cost of marketing will drive many of those terrific banks to have to find a partner, and find a partner where they continue that growth model in their communities. We have tended to be the partner for a number of those banks. Because of our size, the cost of regulation, and the cost of computerization is really not an issue going forth. And we can market very, very well. The regulatory issues that we face in banking today and the interest of the regulators to solve all the social issues of America through the banks, is not a fair standard for us to be having to work under. But that’s the standard we have today and we’ll have to live with it for a period of time.
But it does drive a bank that’s a $2 billion or $3 billion asset bank in size to a decision that they can’t afford that new $20 million computer. Or they can’t afford the BSA requirements of going forth in the future, or they don’t have the marketing dollars left to spend. So, they have to take a chance. They bet on ATMs, or they bet on branches. And the delivery network for the successful bank in the future has to be all of the above. It has to be branches. It has to be ATMs. It has to be Internet banking. It can’t be one of the three. It has to be all of the three. Not every bank can afford to do that. There will always be great community banks in America. I just think there won’t be 9,000 of them. Over the next couple of years, there will be a need to probably consolidate some of them to some degree.

So we’ve been successful at it. I’ve had the same people converting the banks for the last 15 years. We’ve converted off of many computer systems. And the model is very straightforward. We can usually take out 25% of the expenses of the company through the back-office operations and back-office areas, and that’s worked very well for us. And we don’t do things just to do them. We have to know we’re going to be successful. I have a friend who runs Chittenden Bank in Vermont, Paul Perrault. We will never buy Chittenden Bank in Vermont. He runs such a good bank, I can’t add value to his company. He does a great job and he’ll never to have to worry about a call from Bill Ryan. But not everybody is Paul Perrault of the Chittenden Bank. Some people do need the support of a bigger company and their—we’ve been in a good position to support those companies.
What—why are we different? I don’t think we are. I think again, I am playing to the comments of a strong management team. The consolidating of banks has allowed many good people to be available. We do what we say and we say what we do. We stick to our knitting, and we react very quickly every month to what the market’s telling us to do. We have access to capital now through TD. They throw off $1.3 billion a year of excess capital and they publicly told everybody they’ll make that available to us to acquire companies.
Asset quality is something we’ve been through. We won’t go through it again. Again, our securities portfolio, we saw what was going to happen this year and next, so we reduced our securities portfolio from 30% of assets down to 15%. We’ve taken two one-time charges in the last year to try to get us positioned right for a flattening yield curve. I wish we had taken one charge. It took us two to get there, but we are there, and we are now geared for that flattening yield curve, which I think will be with us for a while. And again, we’re well positioned from the standpoint of now acquiring Hudson United, being in all of the markets in the northeast we want to be in, and making ourselves available for future smaller banks that may want to consider joining our company.
Somebody’s got to say it and I guess it’s me, but I have to tell you, I started off the year thinking we were going to earn $0.60 for the quarter. And I was fairly optimistic we could do that with loan growth of 8% and deposit growth of 4% or 5%. After two months into the quarter, I have to tell you I’m not as optimistic as I am then. We’re looking at a quarter where I think our range now is $0.55 to $0.60 and I think we’ll probably be closer to $0.55 than we will to $0.60. I think this is everybody’s issue. I’m not so sure everybody’s identified it yet but I certainly always want to be honest with all of you, and we have. The margin compression, the flattening yield curve that when we budgeted last year, the word inverted yield curve never joined our strategic conversation.
Well, it’s been inverted now for a number of days as you know in this first quarter. We certainly didn’t anticipate deposit pricing and deposit competition to be at the level it would be. Again, in our discussions strategically at the end of last year as we were planning the budget for this year, we really looked at 4% rates as the high. And here we are sitting with some rates for one-year CDs at 5%. I don’t know why they’re like that. But they are. We’re not going to match them, but we have to compete. And competing means we have to increase our deposit costs too. So I think you’re going to see a quarter for us that will be slower loan growth than probably we had anticipated, certainly margin compression, and our margins that we hoped to hold at 4%, we ended the year at 3.96%. Instead of going to 4%, I think they’re going to come down and will probably in that 3.90% to 4% range, but probably at the lower end of it the same way.
I think this is an aberration. The first quarter of the year has always been what we call the winter quarter in New England. It’s always a little bit slower growth models. I don’t think this is an every-quarter occurrence. We have a very strong loan pipeline for the rest of the year, so I think we’ll be in good shape moving forth. We have very, very many marketing programs that are about to kick off to compete on the deposit side. And we also after the conversion of Hudson United in May, will have that 25% reduction in their expenses that is still with us today until we do the conversion that will not be with us in the second half of the year. So, I think we’re struggling a little bit in the first half year, only to do very well probably in the second half of the year and look even better as we enter 2007.
My optimistic friends tell me the flattening yield curve is going to end in the second half of this year. I don’t believe it. Okay? My pessimistic friends say this is the new yield curve we’re going to have to live with for a long time. I don’t believe that either. I think somewhere in the middle is where we’re probably going to go, and I think we will have a flattening yield curve through 2006. And, I’m optimistic as I pray for a better yield curve in 2007.
Now that said, we’re feeling fine about this. I’ve been in this business for 40 years. I’ve been through these cycles before. It will not affect us in a terribly bad way. I will compete hard. We’ll win our deposits. We’ll win our loans. But the growth model will be a little bit slower than we had anticipated going forth, and I think 2007 will bring a lot better year for us.
That’s the TD Banknorth story. I wanted to make sure I shared all of our knowledge with you today.
And, we’d like to take a question or two if we could in the near future. Good, thank you. Thank you very much.
Lee Calfo: Before questions, I’d like to give this gift to you from Cohen Brothers for presenting at our Second Annual Cohen Brothers Conference. You’re welcome.
Bill Ryan: I hope this is a lower-rate package for deposit rates, maybe.
Lee Calfo: The floor is open for questions.
+++ q-and-a
Bill Ryan: Any questions? Yes, sir?

Unidentified Audience Member: — [inaudible-microphone inaccessible] of Ameritrade going to affect you? You have all these investment group offices, insurance agencies and—.
Bill Ryan: Yes.
Unidentified Audience Member: Are you going to be closing these down?
Bill Ryan: No. We’re going to keep them. Ameritrade will be very positive. TD selling Waterhouse to Ameritrade but keeping a 39% position of Ameritrade. Ameritrade has about 12 offices in the Greater New York area and we’re going to be looking at putting our branches in some of those offices where we have enough space. So, we’ll get an additional presence of branches in New York with Ameritrade. We’ll share the space and we’ll be the first bank in America to have a discount brokerage office and a bank office in the same location.
So we’re examining those 12 right now. I think at the end of the day, there’s probably six or seven of those that will work for us. But Ameritrade’s discount broker doesn’t want to get into the wealth management business to any great degree. They give that to a third party. So we have nothing working with them in terms of trying to coordinate Ameritrade and TD Banknorth other than the branch offices. That’s the only benefit we see so far. Good. Questions?
Unidentified Audience Member: My name is Andrea [Sorres] and I had worked with the boutique investment banking group of Advest, so Jim [Monaghan] was a former co-worker of mine.
Bill Ryan: Yes, know him well.
Unidentified Audience Member: And when you folks started your trek back in ‘89, I was working with Ed Lutz and some of the other people and John Lyons at LBO. So congratulations, you’ve really come a long way.
Bill Ryan: Thank you.
Unidentified Audience Member: I was a little concerned. I, in having—the years of being involved with the banking community and where something like Sarbanes-Oxley starts to divide where smaller public companies, which really in a way, can’t afford—they really aren’t profitable enough to be public in a way because I followed banks early on that if you can’t track your expenses and your revenues, then you really need effective assistance to do that. And the more shareholders you have so at a point where, and perhaps you can speak to this just with—as a follow-on to my comments, but I will have a question for you.

So, you’re looking at all publicly traded companies and banks don’t really bear up, except perhaps under the Community Reinvestment Act in an attempt to avoid red-lining and things like this. And there was a certain cost of compliance I think. With the smaller banks, we were really never forced to comply. So they sort of had to make a group.
So, there’s not a victimization here, just to be fair and having the years of involvement with advising banks strategically, but at this point now, you’ve sold half the—half your shop to the Canadians. And believe me, and I know what you folks went through. I know what New England went through with turning around assets and things like this. But so, you’re comfortable with your groove and your block and tackle banking, which by all means, if you—if it’s how you don’t fret when you go home at 9 o’clock at night and you don’t have any headaches, what’s wrong with turning around—what’s wrong with getting involved with a bank that is kind of a lackluster player and you can really make the place run better? What makes you any different in a way than some of the activist shareholders that get involved in an attempt to really put the place back up on its feet? And rather than the shareholders making the gains, you guys do.
Bill Ryan: Yes. No, we want to do that. The difference is you have to know your skill set. Our skill set is not fixing banks that have loan problems. But Hudson United is a great example of a bank that had a retail franchise that wasn’t being developed very well. So, we are going to fix that up on the retail side. We just don’t want to take over a bank with loan problems because we think that’s a set of skills we don’t have today. So, you just have to go with your skills, and our skills on the retail side are growing the company. And we’ll do that very well. So, we’re pleased with that.
Lee Calfo: I think we have a time, we have one more quick question.
Unidentified Audience Member: If I remember correctly, you paid about 3.8 book for HUBCO. Is that correct?
Bill Ryan: Yes. Yes.
Unidentified Audience Member: Yes. Did you have any misgivings about paying so much? And is that going to be the standard for the future—future acquisitions?
Bill Ryan: No. I love the company. But you have to remember, we—I don’t look at—if you—unless you’re going to break up a company, book value is not an important number. The number to me is earnings multiple, real money, what they’re going to bring in every year. And, we paid 14 times earnings for the company. And if you can pay 14 times earnings for a company, 14 to 17 times earnings with a 25% expense savings, that’s a great deal. My problem is, most of the ones we’re looking at are trading at 20 times earnings today. So, what can I do to add value there? I can’t. So HUBCO is a great fit for us. They were—their problems were advertised for many years. We were not the first one to talk to them. We were probably the 5th or the 6th, so I think they started out demanding 20 times earnings and by the time we showed up, they were at 14 times earnings. So, it’s working out very well.

I’ve been in the last couple of days, visiting their branches. And two hours from this location, you can hit 19 million people. We don’t have 19 million people in the rest of our company to go after. So, we really think this will be a great market for us. And their problems, when you buy a company, you’re always worried about the skeletons in the closet that show up a month or two later. We’ve had no new skeletons show up. What we were buying is consistent with us. And, if you can show me a bank at 14 times earnings, I could probably make that work. And the book value may be three, four, five, it really doesn’t matter unless you’re going to break up the company. It’s the earnings multiple that’s the key to us. And, that’s what we’ve kind of stressed over the years.
Well thank you for listening to me, and I appreciate it very much. Thank you all, very much. Thank you.